UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PPOL, INC.
(Name of Registrant as Specified In Its Charter)

Not applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PPOL, INC.

1 CITY BOULEVARD WEST

SUITE 820

ORANGE, CALIFORNIA 92868

_______________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

SEPTEMBER 27, 2005

_______________

To the Shareholders of PPOL, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the”Annual Meeting”) of PPOL, Inc., a California corporation (the “Company”), will be held at the Westin Hotel at South Coast Plaza located at 686 Anton Boulevard, Costa Mesa, California 92626 on Wednesday, September 27, 2005 at 10:00 a.m. local time for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.               To elect seven (7) directors of the Company each to serve a term of one (1) year and until their successors are duly elected and qualified;

2.               To approve and ratify the appointment of Stonefield Josephson, Inc. as independent auditors of the Company for the fiscal year ending March 31, 2006; and

3.               To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only Shareholders of record at the close of business on July 29, 2005 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of such Shareholders will be available for examination by any stockholder at the Annual Meeting, or at the office of the Secretary of the Company, 1 City Boulevard West, Suite 820, Orange, California 92868 for a period of ten (10) days prior to the Annual Meeting.

         A copy of the Company’s Annual Report for the fiscal year ended March 31, 2005, which contains consolidated financial statements, is included with this mailing. Your attention is directed to the accompanying Proxy Statement for the text of the matters to be proposed at the Annual Meeting and further information regarding each proposal to be made.

         SHAREHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE ASKED TO  COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH.

By Order of the Board of Directors,

/S/ HISAO INOUE
Hisao Inoue
CHAIRMAN OF THE BOARD

Orange, California

July 29, 2005

PPOL, INC.

1 CITY BOULEVARD WEST

SUITE 820

ORANGE, CALIFORNIA 92868

_______________

PROXY STATEMENT

APPROXIMATE DATE PROXY MATERIAL FIRST SENT TO SHAREHOLDERS:

August 19, 2005

_______________

ANNUAL MEETING OF SHAREHOLDERS—SEPTEMBER 27, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement is furnished by the Board of Directors of PPOL, Inc., a California corporation (the “Board” and the “Company,” respectively), in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on Wednesday, September 27, 2005, at 10:00 a.m. local time, at the Westin Hotel at South Coast Plaza located at 686 Anton Boulevard, Costa Mesa, California 92626 and at any adjournments or postponements thereof. Our principal executive office is 1 City Boulevard West, Suite 820, Orange, California 92868 and our telephone number is (714) 937-3211. The purposes of the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Shareholders.

ANY PROXY IN WHICH NO DIRECTION IS SPECIFIED WILL BE VOTED IN FAVOR OF EACH OF THE MATTERS FOR WHICH NO DIRECTION IS SPECIFIED.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

The close of business on July 29, 2005 has been fixed as the record date for the determination of Shareholders entitled to receive notice of and to vote at the Annual Meeting. On that date, the Company’s outstanding voting securities consisted of 20,542,881 shares of Common Stock. On all matters that come before the Annual Meeting, each stockholder or his or her proxy will be entitled to one (1) vote for each share of Common Stock held by the stockholder on the record date.

If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

The holders of a majority of the Company’s stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions will be counted for purposes of determining if a quorum is present at the Annual Meeting for the transaction of business. Accordingly, if you have returned valid proxy instructions or attend the Annual Meeting in person, your Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting. Broker nominee votes will be counted as present or represented for purposes of determining the presence of a quorum.

Abstentions are included in determining the number of shares voted on the proposals submitted to Shareholders (other than the election of directors) and will have the same effect as a vote against such proposals. Although broker “non-votes” and abstentions will be counted for the purposes of attaining a quorum for Proposal One (to elect Yoshihiro Aota, Hisao Inoue, Richard Izumi, Joeseph Schmelzeis Jr., Eri Tsukahara, Masao Yamamoto and Yoichi Yamauchi as directors), directors are elected by a plurality of the votes of the shares of Common Stock represented and voted at the Annual Meeting and, therefore, broker non-votes and abstentions will have no effect on the outcome of the election of directors. Abstentions and broker non-votes will be included in determining the number of shares voted on Proposal Two (to approve and ratify the appointment of Stonefield Josephson, Inc. as independent auditors of the Company for the fiscal year ending March 31, 2006) and will have the same effect as a vote against such proposal.

If any shareholder gives notice at the Meeting prior to commencement of voting that the shareholder intends to cumulate his or her votes, then the directors shall be elected by the cumulative voting method. In such event, the shareholders shall have the right to cast that number of votes equal to the number of shares which they hold multiplied by the number of directors to be elected by them, i.e., for the purpose of this election, seven votes for each share. Each shareholder may cast the whole number of votes for one candidate, or distribute them among two or more candidates. The persons named in the accompanying proxy will have discretionary authority to cumulate votes in the election of directors in favor of one or more candidates.

         Richard H. Izumi, Hisao Inoue or either of them will serve as proxy holders, each with full power of substitution, at the annual shareholders meeting of stockholders to be held on September 27, 2005. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. However, if no specific instructions are given, the shares will be voted in accordance with the following recommendations of our Board of Directors:

•  “FOR” the election of Yoshihiro Aota, Hisao Inoue, Richard Izumi, Joseph Schmelzeis, Jr., Eri Tsukahara, Masao Yamamoto and Yoichi Yamauchi to serve for one (1) year and until their successors are duly elected and qualified; and

•  “FOR” approval and ratification of Stonefield Josephson, Inc. as our independent auditors for the fiscal year ending March 31, 2006.

         We are not aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by (i) delivering a written notice of revocation to the principal financial officer of the Company, (ii) filing a duly executed proxy bearing a later date with the Company or (iii) attending the Annual Meeting and voting in person.

         The costs of this solicitation will be borne by the Company. The Company will request brokerage houses and other nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of the Company’s Common Stock. The Company may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally, by telephone, facsimile or other means.

PROPOSAL ONE

ELECTION OF DIRECTORS

GENERAL

The Bylaws of the Company provide that the Board of Directors is to be fixed at no less than three (3) and no more than seven (7) directors. The current number of directors is currently fixed at four(4).

The Board of Directors knows of no reason why the nominees should be unable or unwilling to serve, but if any nominee should, for any reason, be unable or unwilling to serve, the proxies will be voted for the election of such other person to the office of director as the Board of Directors may recommend in the place of such nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE

NOMINEES FOR ELECTION AS MEMBERS OF THE BOARD OF DIRECTORS.

VOTING INFORMATION

Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect all nominees proposed by the Board. A stockholder submitting a proxy may vote for all or any of the nominees for election to the Board of Directors or may withhold his or her vote from all or any of such nominees. If a quorum is present and voting, the nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected to the Board. An abstention from voting on this matter by a stockholder, while included for purposes of calculating a quorum for the Annual Meeting, has no effect. In addition, although broker “non-votes” will be counted for purposes of attaining a quorum, they too will have no effect on the vote. The persons designated in the enclosed proxy will vote your shares FOR each nominee unless instructions otherwise are indicated in the enclosed proxy.

Each nominee has agreed to serve the Company as a director if elected.  However, as noted above, should any nominee become unwilling or unable to serve if elected, the Proxy agents named in the proxy will exercise their voting power in favor of such other person as the Board of Directors of the Company may recommend.

CURRENT DIRECTORS AND NOMINEES

        The following table sets forth the name, age and other information of current directors and nominees:

NAME	AGE	DIRECTOR SINCE	TERM EXPIRES	STANDING FOR RE-ELECTION OR ELECTION	INDEPENDENT

CURRENT DIRECTORS COMMENCING AS OF MARCH 31, 2005 AND STANDING FOR RE-ELECTION
Yoshihiro Aota(1)	60	May 20, 2005	2006	Yes	No
Hisao Inoue(2)	54	March 31, 2005	2006	Yes	No
Richard Izumi(3)	52	March 31, 2005	2006	Yes	No
Masao Yamamoto(4)	56	March 31, 2005	2006	Yes	No

NOMINEES STANDING FOR ELECTION
Joseph Schmelzeis, Jr.	42	n/a	n/a	Yes	Yes
Eri Tsukahara	39	n/a	n/a	Yes	Yes
Yoichi Yamauchi	67	n/a	n/a	Yes	Yes

PAST DIRECTORS THROUGH MARCH 31, 2005
Robert Brasch	67	7/26/04	March 31, 2005	No	Yes
Naota Hamaguchi	44	7/26/04	March 31, 2005	No	Yes
Lowell Hattori	67	7/26/04	March 31, 2005	No	Yes
Yoshikazu Ohashi	64	7/26/04	March 31, 2005	No	Yes
Hideo Ohkubo	50	7/26/04	March 31, 2005	No	No

         The following is a brief background summary for each of the current and nominee directors:

         Mr. Yoshihiro Aota was the President and a director of AJOL from 1994 through December 2004.  Mr. Aota has recently returned to active involvement with AJOL and has been appointed as Honorary Chairman of AJOL.  Mr. Aota is a driving force behind AJOL’s membership growth in the Acube community. Prior to AJOL, Mr. Aota worked for Forval Corporation which was the majority shareholder in PPOL, Inc. While at Forval Corporation, Mr. Aota directed Forval’s business strategy, PC business and NW business. Prior to Forval Corporation, Mr. Aota was in charge of business planning and administration of Katena Corporation, a Japanese Corporation. Mr. Aota holds a Bachelor of Science degree from Tokyo University.

Mr. Hisao Inoue is currently President of HI Consultant, Inc., a financial, sales and marketing, and retailing consulting firm, and is President of Seventy-nine Partners, Inc., a consultancy that includes market research and analysis, U.S.-Japan financing, government relations and human resources.  Previously Mr. Inoue held various financial, IT and customer relations positions at American Express International. Mr. Inoue received a BS in Management from Aoyama Gakuin University.

Mr. Inoue announced to the Board on May 20, 2005, that he has elected to resign as Chief Executive Officer of the Company to devote more time to his other business interests, effective at the conclusion of the Company’s next annual meeting of shareholders on September 27, 2005. Mr. Inoue intends to continue as a director of the Company. The Company is currently searching for a successor to Mr. Inoue as CEO.

Mr. Richard Izumi is currently Senior Managing Director of JGS Co. Ltd, a Japanese company primarily involved in the licensing of energy and high-tech related intellectual property. Previously he was an independent consultant to public companies, including the registrant, on financial matters and international transactions, primarily between U.S. and Japan. Earlier he served as Partner at accounting firms Ernst & Young and Price Waterhouse(now known as PricewaterhouseCoopers). Mr. Izumi holds a B.S. in Business Administration from the University of Southern California.

(1) Mr. Aota is also the Honorary Chairman of AJOL.  Mr Aota was also a director of PPOL through December 31, 2004.

(2) Mr. Inoue is serving as Chief Executive Officer of PPOL, Inc.

(3) Mr. Izumi is serving as Chief Financial Officer of PPOL, Inc.

(4) Mr. Yamamoto is serving as Chief Operating Officer of PPOL, Inc.

Mr. Masao Yamamoto is currently Chief Executive Officer of AJOL Co. Ltd., PPOL’s wholly owned subsidiary, where he previously served as General Manager of Finance and Director. Prior to joining AJOL he was General Manager of accounting with Chiiki Shinko Kyouiku Jigyo Foundation. Mr. Yamamoto graduated from the Koganei Industrial School, with a major in Electronics.

Joeseph Schmelzeis, Jr. is currently a consultant with JPS International, K.K. in which he advises clientele in restructuring and operational matters.  In addition, Mr. Schmelzeis conducts sales training workshops of multinational corporations.  His previous employment affiliations include American Express International, Booz Allen & Hamilton and Goldman Sachs. Mr. Schmelzeis holds a B.A., Summa cum laude, from Yale College as well as an M.B.A. from Harvard Business School. Mr. Schmelzeis is fluent in English, Japanese and Mandarin Chinese.

Eri Tsukahara is currently employed by K.K. Contents Provider of Tokyo, a consulting company specializing in insurance matters. She is in charge of overseeing administrative functions covering contracts, accounting and fund management.  Ms. Tsukahara’s past employment affiliations include AJOL, Co. Ltd. and H.I. Consultant among others.  She is a graduate of Ibaraki University.

Yoichi Yamauchi is currently President of Green Capital where he is responsible for overseeing all operational matters.  Mr. Yamauchi has extensive international business experience through his past employment affiliations with Forval Sogo Kenkyujo, Shinwa Corporation and Nissan Motor Co., Ltd.  He is a graduate from Osaka Shiritsu University.

         The Company believes that each current director standing for reelection and nominees standing for election to the board will be able to serve.

The following is a brief background summary for each of the past directors who held office until their resignations on March 31, 2005:

         Mr. Yoichi Awagakubo has more than 25 years of experience, primarily in corporate planning. He was most recently Director and General Manager of Corporate Planning Development at Forval Corporation, where he served for 18 years in various management positions. Previously, Mr. Awagakubo was with Japan Radio Co., Ltd. from 1979 to 1985.

         Mr. Brasch is a graduate of Columbia University with over 30 years of business and banking experience.  In 1987 Mr. Brasch founded Pacific Partners, Inc. where he continues today as its President to identify and develop new business opportunities for Asian companies in the United States and for American companies in Asia.

        Mr. Naota Hamaguchi is Founder, President and CEO of JCI, an international consulting firm specializing in assisting companies conduct business, primarily in Japan and the U.S.  Mr. Hamaguchi received his Masters degree from the University of Texas in Management and Administrative Sciences and his BBS from Soka University.

         Mr. Lowell Hattori is the Founder and Principle of Hattori & Associates which provides international trade and business consultation to firms seeking diversification into overseas markets. Mr. Hattori is a CPA with in depth knowledge in financial, planning and operational matters gained in his public accounting and private industry experiences. Mr. Hattori led Fortin Industries, Inc. into the U.K, France and Tokyo after which Westinghouse Electric Corporation acquired the company due to its success. Mr. Hattori was also a Director of the Japanese Practice Unit of Price Waterhouse where his main function was business development of Japanese companies in the United States.  Mr. Hattori earned an MBA from UCLA and holds a BS degree from Widener University.

         Dr. Yoshikazu Ohashi has been with Cognex Corporation, the worlds leading supplier of machine vision systems, or computers that can “see” since 1992. He currently serves as Advisor to Cognex’s Japanese subsidiary.  Previously, he was Marketing Manager, and was involved in global marketing covering Japan, US, Europe and Asia. Prior to joining Cognex, Dr. Ohashi held various positions as a research scientist and educator at prestigious organizations such as Arco Oil and Gas, University of Pennsylvania, NASA and Carnegie Institution of Washington. He obtained his Ph.D. from Harvard University in Earth and Planetary Sciences. His MS and BS are from Tokyo University.

         Mr. Hideo Ohkubo established Shin Nihon Kouhan in 1980 which later became known as Forval Corporation (Forval). Today, Forval is a telecommunications company. He has served as Forval’s President since 1980. Mr. Ohkubo holds a Bachelors degree from Kokugakuin University.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held nineteen meetings during the fiscal year ended March 31, 2005.  Mr. Takada and Mr. Aota attended 14 of the 14 meetings held while they were directors.  Mr. Awagakubo attended 7 of the 7 meetings held while he was a director.  Mr. Brasch, Mr. Hamaguchi, Mr. Hattori, Mr. Ohashi and Mr. Ohkubo attended 12 of the 12 meetings held while they were directors.  The current Board consists of four individuals who are also employees of the Company or AJOL Co., Ltd., its subsidiary.

         Subsequent to the July 26, 2004 Annual Shareholders Meeting during which four (4) independent directors were then elected and until their resignations on March 31, 2005, the board had the following committees in place: 1) audit committee, 2) nominating and corporate governance committee and 3) compensation committee.

         Subsequent to March, 31, 2005, with the resignation of the former independent directors, the current Board has not assigned any members to committees.  However, the entire Board has taken on the responsibilities of each of the committees until such time that independent directors are added to the Board.  The Company does not have any independent directors at the current time although there is 1 independent director-nominee standing for election at the annual shareholders meeting.  The following describes each intended committee and its intended function upon formation.

         Subsequent to March 31, 2005, the Board has been performing the responsibilities of the Audit Committee. The functions of the Audit Committee, upon reconstitution of independent directors, will include reviewing and supervising the financial controls of the Company, making recommendations to the Board of Directors regarding the Company’s independent accountants, reviewing the books and accounts of the Company, meeting with the officers of the Company regarding the Company’s financial controls, acting upon recommendations of the independent accountants and taking such further actions as the Audit Committee deems necessary to complete an audit of the books and accounts of the Company. The members of the Audit Committee will be “independent” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Company currently does not have a financial expert on the audit committee because it currently does not yet have any independent directors to serve that role.

        Subsequent to March 31, 2005, the Compensation Committee did not have any members. The Compensation Committee’s functions, upon appointment of its members, will include reviewing with management cash and other compensation policies for employees, making recommendations to the Board of Directors regarding compensation matters and determining compensation for the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. In addition, the Compensation Committee will administer the Company’s stock plans and determine the terms and conditions of issuances of awards there under.

       Subsequent to March 31, 2005, the Nominating and Corporate Governance Committee did not have any members.  The Nominating and Corporate Governance Committee, upon appointment of its members, will make recommendations to the Board regarding the size and composition of the Board, establish procedures for the nomination process, recommend candidates for election to the Board of Directors and nominate officers for appointment by the Board. In addition, the Committee will review and report to the Board on a periodic basis with regard to matters of corporate governance. The Committee will consider nominees recommended by security holders and evaluate those nominees. Security holders making such a nomination must deliver the recommendation in writing to the principal financial officer of the Company.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected the accounting firm of Stonefield Josephson, Inc. to serve as its independent accountants for the fiscal year ending March 31, 2006. Stonefield Josephson, Inc. has audited the Company’s financial statements from the fiscal years ended March 31, 2000 through March 31, 2005. A proposal to ratify the appointment of Stonefield Josephson, Inc. for the current year will be presented at the Annual Meeting. Representatives of Stonefield Josephson, Inc. may be present at the Annual Meeting. If present, they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from Shareholders.

         The decision to appoint Stonefield Josephson, Inc. was based on the recommendation of the Board. Before making its recommendation, the Board carefully considered the firm’s qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, the issues, if any, raised by the most recent quality control review, and the reputation for integrity and competence of the firm in the fields of accounting and auditing. The Board’s review also included matters required to be considered under the SEC’s Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants. The Board expressed its satisfaction with Stonefield Josephson, Inc. in all of these respects.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

APPOINTMENT OF INDEPENDENT AUDITORS.

VOTING INFORMATION

         Ratification of the selection requires the affirmative vote by a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting. An abstention from voting on this matter by a Shareholder, is included for purposes of calculating a quorum and has the effect of a vote against the ratification of Stonefield Josephson, Inc. as our independent auditors. In addition, broker “non-votes,” also counted for purposes of attaining a quorum, have the effect of a vote against the ratification of Stonefield Josephson, Inc. as our independent auditors. The persons designated in the enclosed proxy will vote your shares FOR approval of the resolution unless instructions to the contrary are indicated in the enclosed proxy. Notwithstanding its selection, the Board, in its discretion, may appoint new independent auditors at any time during the year if the Board believes that such a change would be in the best interests of the Company and its Shareholders. If the Shareholders do not ratify the appointment of Stonefield Josephson, Inc., the Board may reconsider its selection.

         The Company incurred the following fees to Stonefield Josephson, Inc. during the 2005 and 2004 fiscal years:

	2005	2004
Audit fees	84,000	75,000
Tax fees	—	—
All other fees	—	—
	84,000	75,000

Estimated fees for the fiscal year ended March 31, 2005 audit to be paid in fiscal 2006 are $150,000 plus expenses per the engagement letter from Stonefield Josephson, Inc.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The Company did not engage Stonefield Josephson, Inc. for financial information systems design and implementation, as defined in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X, during the most recent fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of March 31, 2005, certain information with respect to the beneficial ownership of the Company’s Common Stock by (i) any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, (ii) each director, (iii) each of the named executive officers, as defined below, and (iv) all current directors and executive officers of the Company as a group. As of March 31, 2005, there were 17,993,752 shares (1) of issued and outstanding Common Stock.

NAME AND ADDRESS	NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED (2)	PERCENT OF TOTAL COMMON STOCK

5% SHAREHOLDERS

Foster Strategic Investment Partnership(3)
9 Raffles Place #08-01, Republic Plaza
Singapore, 048619	10,547,594	58.62%

Leo Global Fund(4)
Mori Bldg, 3F Toranomon 11
6-4 Toranomon, 2-Chome
Minato-Ku, Tokyo, Japan 105-0001	3,139,871	17.45%

DIRECTORS AND OFFICERS

Yoshihiro Aota
Aoyama Oval Bldg., 3rd Fl.
5-52-2 Jingu-mae, Shibuya-ku
Tokyo, Japan 150-001	20,000	0.11%

Hisao Inoue
1 City Boulevard West, Suite 820
Orange, California 92868	0	0%

Richard H. Izumi
1 City Boulevard West, Suite 820
Orange, California 92868	24,489	0.14%

Masao Yamamoto
Aoyama Oval Bldg., 3rd Fl.
5-52-2 Jingu-mae, Shibuya-ku
Tokyo, Japan 150-001	0	0%

(1) Subsequent to March 31, 2005, the number of outstanding shares increased to 20,542,881 in connection with the sale of shares of PPOL, Inc. common stock to investors as previously reported of Form 8-K as filed with the SEC on June 3, 2005.

(2) Beneficial ownership is determined in accordance with the rules of the securities and Exchange Commission and generally includes voting or investment power with respect to securities.

(3) Foster Strategic Investment Partnership has sole voting and investment power of the shares beneficially owned by it.

(4) As previously reported on Form 8-K as filed with the SEC on July 26, 2005, Leo Global Fund sold approximately 3,400,000 shares to approximately 6000 Japanese Purchasers by delivering endorsed certificates to them. We are informed that certificates representing 3,297,409 shares have been presented by approximately 5,480 to the Company’s stock transfer agent for cancellation and reissuance into the purchasers names.  This transaction by Leo Global Fund has not resulted in any increase or decrease to the Company’s issued and outstanding shares of common stock nor the payment of any proceeds to the Company.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

        The following sets forth certain information regarding the current executive officers of the Company as of March 31, 2005.

NAME	AGE	POSITION	ANNUAL SALARY
Hisao Inoue	54	Chief Executive Officer	$0
Richard H. Izumi	52	Chief Financial Officer	$330,000
Masao Yamamoto	56	Chief Operating Officer	$0

COMPENSATION OF EXECUTIVE OFFICERS

A.       THE COMPANY

         Up to and including the Company’s last fiscal year ended March 31, 2005, executive officers of the Company had not received any compensation except the former Chief Financial Officer, Toshiaki Shimojo, who had received $92,200 in salary during the fiscal year ended March 31, 2005.

B.       AJOL (THE COMPANY’S WHOLLY OWNED SUBSIDIARY)

         The following table sets forth the compensation of AJOL’s “Named Executive Officers,” which consist of a) all persons serving as the chief executive officer during the fiscal year and b) the four (4) most highly compensated individuals serving at the end of the fiscal year, in addition to the chief executive officer:

	SUMMARY ANNUAL COMPENSATION TABLE
	FISCAL
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	TOTAL
Yoshihiro Aota	2005	$147,513	$557,880	$705,393
Chairman and Director	2004	$177,405	$274,430	$451,835
	2003	$164,357	$221,439	$385,796

Manabu Nakamura	2005	$114,265	$41,841	$156,106
Director	2004	$108,813	$35,410	$144,223
	2003	$100,809	$32,806	$133,615

Masao Yamamoto	2005	$133,118	$55,788	$188,906
Director	2004	$109,242	$35,410	$144,652
	2003	$101,305	$32,806	$134,111

Nobuyuki Iishi	2005	$112,320	$46,490	$158,810
Supervisor	2004	$92,250	$21,246	$114,496
	2003	$22,499	$32,059	$54,558

Shoji Otani	2005	$66,649	$13,041	$79,690
Supervisor	2004	$63,343	$12,394	$75,737
	2003	$49,591	$26,817	$76,408

OPTION GRANTS IN LAST FISCAL YEAR

         The Company established a stock option plan in March 2004 (the “2004 Plan”). In accordance with the 2004 Plan, the Company is authorized to issue incentive stock options and non-qualified stock options for up to 2,000,000 shares of the Company’s common stock.

         The Plan is intended to encourage stock ownership by employees and directors of the Company so that they may acquire or increase their proprietary interest in the Company and to encourage such employees and directors to remain in the employ of the Company and to put forth maximum efforts for the success of the Company’s business. There were 1,220,000 options granted on March 25, 2004 which will vest 100% two years after their grant date.  There were no additional options granted in the year ended March 31, 2005.

	Number of securities underlying options	Percent of Total options granted to employees during			Potential realizable value at assumed annual rates of stock price appreciation for option term (1)

			Exercise price per

				Expiration
Name	granted	fiscal year	share	Date	5%	10%
2004
Yoshihiro Aota	1,000,000	81.97%	$4.00	March 25, 2014	6,859,300	12,505,600

Nobuo Takada	50,000	4.10%	$4.00	March 25, 2014	342,900	625,300

Masao Yamamoto	40,000	3.28%	$4.00	March 25, 2014	274,400	500,200

Toshiaki Shimojo	30,000	2.46%	$4.00	March 25, 2014	205,800	375,200

Yuji Kamata	20,000	1.64%	$4.00	March 25, 2014	137,200	250,100

Nobuyuki Iishi	40,000	3.28%	$4.00	March 25, 2014	274,400	500,200

Manabu Nakamura	40,000	3.28%	$4.00	March 25, 2014	274,400	500,200

Total for 2004	1,220,000	100.00%

2005
Robert Brasch	40,000	50.00%	$4.00	July 25, 2014	274,400	500,200

Lowell Hattori	40,000	50.00%	$4.00	July 25, 2014	274,400	500,200

Total for 2005	80,000	100.00%

         Reference is made to Note 1 and Note 7 of the Company’s financial statements for the year ended March 31, 2005 (which is included in the annual report on Form 10-K and which is being delivered with this Proxy Statement) for more detailed information regarding the Company’s 2004 Plan.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         The Company does not enter into formal employment contracts with its employees.  However, the Company does enter into “at-will” employment agreements under which both the Company and the employee may terminate the relationship without cause.

COMPENSATION OF DIRECTORS

         The Company reimburses directors for travel and other out-of-pocket expenses incurred in attending Board meetings. The Company paid cash compensation to its directors during the fiscal year ended March 31, 2005 as follows:

Robert Brasch	$60,000
Naota Hamaguchi	$45,000
Lowell Hattori	$60,000
Yoshikazu Ohashi	$45,000
Hideo Ohkubo	$0
Nobuo Takada	$20,000
TOTAL	$230,000

         Of the current directors in office, only Mr. Hisao Inoue is drawing cash compensation in the monthly amount of $3,000.

(1) In accordance with SEC rules, these columns show gains that could accrue for the respective options, assuming that the market price of our common stock appreciates from the date of grant over a period of 10 years at an annualized rate of 5% and 10%, respectively. If the stock price is not above the exercise price at the time of exercise, realized value to the named executives from these options will be zero.

STOCK PRICE PERFORMANCE GRAPH

         This section includes a line graph comparing the cumulative total stockholder return on our common stock with the cumulative total return of the American Composite Index and the Russell 1000 Index from March 2004. The graph assumes that $100 was invested on March 31, 2004 in each of our common stock, American Composite Index and the Russell 1000 Index.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file certain reports of ownership with the Securities and Exchange Commission (the “SEC”) and with the National Association of Securities Dealers, Inc. Such officers, directors and shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, all reports required to be filed during fiscal year ended March 31, 2005 pursuant to Section 16(a) of the Exchange Act by directors, executive officers and 10% shareholders have been filed.

CODE OF ETHICS

         The Company adopted a code of ethics applicable to all of its directors, officers and employees which is a “code of ethics” as defined by the applicable rules of the Securities and Exchange Commission (SEC). This code of ethics is found as exhibit 14 to our 10-K for fiscal 2004 as filed with the SEC.  If the Company makes any amendments to this code of ethics other than technical, administrative or other non-substantive amendments, or grants any waiver, including implicit waivers, from a provision of this code of ethics, the Company will disclose the nature of the amendments or waivers, its effective date and to whom it applies in a report on Form 8-K filed with the SEC.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         Effective March 31, 2005 (the “Effective Date”), as previously reported on Form 8-K as filed with the SEC on April 4, 2004, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Forval Corporation (“Forval”), which at the time of the Effective Date owned approximately 10,547,594 shares of common stock of the Company, representing approximately 58.62% of the Company’s issued and outstanding common stock. Forval’s Chief Executive Officer (“CEO”), Hideo Ohkubo, also served as the CEO and Chairman of the Board of the Company at the time of the Effective Date of the Purchase Agreement.

         The Company was the owner of 30,000 shares of the common stock of Gatefor, Inc., (the “Gatefor Shares”) a Japan joint stock company (“Gatefor”), representing 100% of the issued and outstanding common stock of Gatefor. The Company was also the owner of 1,500 shares (the “OI Shares”) of common stock of Object Innovation, Inc., a Florida corporation (“OI”) representing a minority interest in OI.

         The Company and OI were parties to a certain Exclusive Distribution Agreement, dated May 26, 2004 (the “Exclusive Distribution Agreement), which agreement the Company assigned (the “Assignment”) to Gatefor pursuant to that certain Exclusive Distribution Right License Agreement (the “Distribution Right License Agreement”), dated October 1, 2004, between the Company and Gatefor. In connection with the Assignment, OI and Gatefor entered into a revised letter of understanding, dated August 11, 2004 (the “Revised Letter of Understanding”), providing for, among other things, OI’s right to purchase 5% of the equity of Gatefor and certain payments to be made by Gatefor to OI.

         In furtherance of the Purchase Agreement, the Company sold to Forval the Gatefor Shares and the OI Shares, and assigned to Forval the Company’s receivable from Gatefor (the “Gatefor Receivable”) in the principal amount of $1,643,000, plus accrued interest.

The Purchase Agreement valued the Gatefor Shares at $1,395,000, and the OI Shares at $279,000.

         In connection with Forval’s acquisition of the Gatefor Shares, OI Shares and Gatefor Receivable, Forval cancelled the Company’s debt to Forval in the principal amount of $3,161,000 plus accrued interest, and further paid the Company $143,000. As further consideration in the transaction, the Company assigned to Forval all of the Company’s right, title and interest in and to, and Forval assumed all obligations under, the Exclusive Distribution Agreement and the Distribution Right License Agreement, except that the payment of $930,000 previously made by Gatefor to the Company pursuant to the Distribution Right License Agreement was deemed non-refundable.

         A Special Committee (the “Committee”) of independent directors of The Company’s Board of Directors was formed to review the terms and conditions of the Purchase Agreement. The Committee approved The Company’s execution, delivery and performance of the Purchase Agreement.

         Prior to his employment as CFO with PPOL, Inc. which began on March 31, 2005, Richard Izumi served the company as a consultant through his consulting company, ECO2, LLC. PPOL, Inc. paid ECO2, LLC $225,000 and $284,300 in the years ending March 31, 2005 and March 31, 2004, respectively.

         Tax services were performed by Izumi & Co. whose principal officer is Ms. Miwa Izumi.  Ms. Miwa Izumi is the wife of Richard Izumi who became Chief Financial Officer of the Company on March 31, 2005.  The Company paid $11,750 and $3,000 to Izumi & Co. for tax planning and compliance related matters in the fiscal years ended March 31, 2005 and 2004, respectively.

STOCK PERFORMANCE

         The Company’s Common Stock began trading on the Over the Counter Bulletin Board (OTCBB) during the third fiscal quarter on October 14, 2003. The outstanding shares of Common Stock are currently held by approximately 6,662 shareholders of record as of July 26, 2005. The Company is currently quoted on the OTC Bulletin Board system (“OTCBB”), and can be located on the OTCBB under the symbol “PPLC.”  The following chart lists the high and low closing stock price range from the Company’s market makers. These over-the-counter market quotations reflect the inter-deal prices without retail mark-up, markdown, or commissions and may not necessarily represent actual transactions.

Year Ended March 31, 2005	High	Low
First Quarter	$5.00	$3.10
Second Quarter	$4.00	$3.65
Third Quarter	$4.00	$3.60
Fourth Quarter	$4.00	$3.15

         The declaration of any dividends in the future by the Company is subject to the discretion of our board of directors and will depend upon various factors, including our net earnings, financial condition, cash requirements, future projects and other factors deemed relevant by our board of directors.  PPOL has not paid any cash or other dividends on its common stock since its inception and currently does not intend to pay dividends in the foreseeable future.

ANNUAL REPORT ON FORM 10-K

         At the Company’s cost, with the exception of associated exhibits charged at $0.15 per page if requested, an annual report on Form 10-K as filed with the SEC for the year ended March 31, 2005 is being mailed concurrently with this Proxy statement to all shareholders as of the Record Date.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Shareholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. Proposals of Shareholders intended to be presented at the Company’s next annual meeting of Shareholders must be received by the Company (Attention: Chief Financial Officer, at the principal offices of the Company), no later than March 24, 2006 for inclusion in the Company’s proxy statement and form of proxy for that meeting. Stockholder proposals are also subject to the Company’s Bylaws, which may be amended from time to time.

OTHER MATTERS

         All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Any proxy in which no direction is specified will be voted in favor of each of the nominees and the matters to be considered.

         The Board of Directors does not intend to bring any matters before the Annual Meeting other than as stated in this Proxy Statement and is not aware that any other matters will be presented for action at the Meeting. Should any other matters be properly presented, the persons named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

By Order of the Board of Directors,

/S/ HISAO INOUE
Hisao Inoue
CHAIRMAN OF THE BOARD

Orange, California

July 29, 2005

PPOL, INC.

 DETACH PROXY CARD HERE

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1. ELECTION OF DIRECTORS					☒	Please mark votes as in this example.
Nominees standing for election to the Board of Directors: Yoshihiro Aota, Hisao Inove, Richard Izumi, Joseph Schmelzeis, Eri Tsukahara, Masao Yamamoto and Yoichi Yamauchi

		☐	FOR	☐	WITHHOLD AUTHORITY

2. RATIFICATION OF INDEPENDENT AUDITORS:
Proposal to ratify the appointment of Stonefield Josephson, Inc. as the Company’s independent auditors.

☐	FOR	☐ AGAINST	☐ ABSTAIN

The proxies are authorized to vote in their discretion upon such other					I PLAN TO ATTEND THE ANNUAL MEETING	☐
business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please date this Proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator,
trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.

Signature:

Date:

 DETACH PROXY CARD HERE

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
AND MAY BE REVOKED PRIOR TO ITS EXERCISE
PPOL, INC.

The undersigned stockholder(s) of PPOL, Inc., a California corporation (the “Company”), hereby appoints RICHARD IZUMI, HISAO INOVE or either of them, proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on September 27, 2005, and at any and all adjournments, to vote all shares of the capital stock of said Company held of record by the undersigned on July 29, 2005, as if the undersigned were present and voting the shares.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 ON THE REVERSE SIDE, FOR PROPOSAL 2, AND IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

THE LISTED NOMINEES AND THE PROPOSALS HAVE BEEN PROPOSED BY THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED AND “FOR” THE LISTED PROPOSAL.

(Continued, and to be signed on reverse side)
See reverse side